EXHIBIT 99(a)

                          OLD YORK ROAD BANCORP, INC.
                             YORK AND EASTON ROADS
                     WILLOW GROVE, PENNSYLVANIA 19090-3282

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                              ON ___________, 1995

     The undersigned shareholders of Old York Road Bancorp, Inc. ("Old York") hereby constitutes and appoints Mark Hankin and Harry Hilger, Jr., and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated on the reverse hereof, all shares of common stock, $1.00 par value per share, of Old York Road Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of said corporation to be held at ________________________________, on _____________, _____________, 1995, at
10:00 a.m., Eastern time, and at any and all postponements or adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledge(s) receipt of a copy of the accompanying Proxy Statement for the Special Meeting and Notice of Special Meeting of Shareholders.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.
                                           FOR        AGAINST      ABSTAIN
                                           ---        -------      -------
                                           [ ]          [ ]          [ ]

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 29, 1994, by and among Old York, Bank and Trust Company of Old York Road (the "Bank"), Midlantic Corporation ("Midlantic") and Midlantic Bank, National Association ("MB"), pursuant to which (i) Old York would merge with and into Midlantic, and the Bank would merge with and into MB, (ii) each outstanding share of Old York common stock would be converted into and represent the right to receive either $10.00 in cash or 0.3721 of a share of Midlantic common stock, subject to certain adjustments.

                                           FOR        AGAINST      ABSTAIN
                                           ---        -------      -------
                                           [ ]          [ ]          [ ]

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournment or adjournments thereof, and after notification to the Secretary of the Company at the Special Meeting of the shareholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by notifying the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of the Special Meeting and a Proxy Statement dated _____________, 1995.

                                           [ ]   Please check here if you plan
Dated: _______________, 1995                     to attend the Special Meeting.


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PRINT NAME OF SHAREHOLDER                 PRINT NAME OF SHAREHOLDER

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SIGNATURE OF SHAREHOLDER                  SIGNATURE OF SHAREHOLDER

     Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                   IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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